Exhibit 3.2
                                    Delaware

                                 The First State




         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "BTHC VII, LLC", A TEXAS LIMITED LIABILITY COMPANY, WITH AND INTO "BTHC VII, INC." UNDER THE NAME OF "BTHC VII, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE ELEVENTH DAY OF APRIL, A.D. 2006, AT 11:17 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

























3981774 8100 M  [SEAL]                 Harriet Smith Windsor, Secretary of State
                                       AUTHENTICATION: 4663306
060338000
                                               DATE:  04-12-06

      State of Delaware
     Secretary of State
  Division off Corporations
Delivered 12:58 PM 04/11/2006
  FILED 11:17 AM 04/11/2006
SRV, 060338000 - 3981774 FILE

                                STATE OF DELAWARE
                              CERTIFICATE OF MERGER

                                 BTHC VII, INC.,
                             A Delaware corporation

                                       AND

                                 BTHC VII, LLC,
                        A Texas limited liability company


Pusuant to Section 264(c) of the Delaware General Corporation Law (the "DGCL"), the undersigned corporation executed the following Certificate of Merger:

FIRST: The names of the two parties to the merger are BTHC VII, INC., a Delaware corporation, that will survive the merger and BTHC VII L.L,C, a Texas limited liability company that is being merged into BTHC VII, Inc.

SECOND: The Agreement and Plan of Merger has bean approved, adopted. certified. executed and acknowledged by the surviving corporation and the merging limited liability company in accordance with Section 264(c) of the DGCL.

THIRD: The name of the sole surviving corporation is BTHC VII, INC (the "Surviving Corporation").

FOURTH: The merger will be effective upon the filing with the Secretary of State of Delaware.

FIFTH: The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation, without any changes thereto by reason of the merger.

SIXTH: The executed Agreement and Plan of Merger is on file at the surviving Corporation's principal place of business Iocated at 12890 Hilltop Road. Argyle. Texas 76226.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation upon request. without cost, to any stockholder of BTHC VII, Inc. or member of BTHC VII, LLC.


IN WITNESS WHEREOF, said Surviving Corporation has caused this certificate to be signed by an authorized officer, this 10th day of April. 2006.


                                         BTHC. VII. INC., a Delaware corporation

                                         By: /s/ Timothy P. Halter
                                            ------------------------------------
                                            Timothy P. Halter, President